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                                   EXHIBIT 11

                      CAMBREX CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                                 (in thousands)

                                                          Three months ended           Nine months ended
                                                             September 30,                September 30,
                                                       ------------------------     ------------------------
                                                        1996              1995        1996             1995
                                                        ----              ----        ----             ----
Income applicable to common shares:

    Primary earnings.................................  $ 6,101          $ 5,006     $19,826          $14,507
                                                        ======           ======      ======           ======

    Fully diluted earnings...........................  $ 6,101          $ 5,006     $19,826          $14,507
                                                        ======           ======      ======           ======


Weighted average number of common
shares and common share equivalents
    outstanding during the period*:

         Common Stock................................   11,647           10,491      11,576            8,982
         Stock Options...............................      260              525         288              518
                                                        ------           ------      ------            ------
    Shares outstanding - primary.....................   11,907           11,016      11,864            9,500


         Additional stock options....................       11                2          25               48
                                                        ------           ------      ------           ------

    Shares outstanding - fully diluted...............   11,918           11,018      11,889            9,548
                                                        ======           ======      ======           ======





*Per share data reflect adjustment of 50% stock dividend in July, 1996.

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